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Exhibit 23.2          Consent of Weed & Co. L.L.P.

                                 WEED & CO. LLP
     4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                  May 15, 2002

Board of Directors
Humitech International Group, Inc.
15851 Dallas Parkway, Suite 410
Addison, TX 75001

RE: Consent

Greetings:

We hereby consent to the use of our opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 9,644,108 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), to be sold by the selling stockholders and the Company upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2, (the "Registration Statement") and as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Weed & Co. LLP
                                                     ------------------------
                                                     Weed & Co. LLP